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                     [Richards, Layton & Finger Letterhead]





                                 March 7, 2002




Celsion Corporation
10220-I Old Columbia Road
Columbia, Maryland 21046

                  RE: REGISTRATION FOR RESALE OF 33,825,821 SHARES OF COMMON STOCK ON FORM S-3

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Celsion Corporation, a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-3 2002 (File No. 333-82450) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 as amended (the "Securities Act") on February 8, 2002, pertaining to the registration of 33,825,821 shares (the "Registration Shares") of common stock, par value $.01 per share, of Registrant ("Common Stock") for issuance by the Registrant and for resale by certain securityholders named in the Registration Statement (individually, a "Selling Stockholder" and, collectively, the "Selling Stockholders"). In this connection, you have requested our opinion as to certain matters of Delaware law.

                  For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

                  (i) the Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 17, 2000, the Certificate of Designation of the Registrant as filed with the Secretary of State on August 17, 2000, the Certificate of Ownership and Merger of the Registrant filed with the Secretary of State on August 17, 2000 and the Certificate of Amendment of the Registrant as filed with the Secretary of State on June 5, 2001 (collectively, the "Certificate");


                  (ii) the bylaws of the Registrant, as amended through the date hereof (the "Bylaws");

                  (iii)    the Registration Statement;


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Celsion Corporation
March 7, 2002
Page 2



                  (iv) a form of subscription agreement (the "Subscription Agreement") relating to the issuance and sale of 12,500,000 units, each such unit consisting of one share of Common Stock (the shares of Common Stock included in such units being referred to collectively as the "Private Placement Shares") and one warrant (the warrants included in such units being referred to collectively as the "Private Placement Warrants") to purchase, at an exercise price of $0.60 per share, 12,500,000 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants being referred to collectively as the "Private Placement Warrant Shares");

                  (v)      a form of the Private Placement Warrants;

                  (vi) a form of the warrants dated January 9, 2002 (the "Placement Agent Warrants") to purchase, at a price of $0.625 per unit, a total of up to 1,110,000 units, each such unit consisting of one share of Common Stock (the shares of Common Stock issuable upon exercise of the Placement Agent Warrants being referred to collectively as the "Placement Agent Shares") and one warrant (the warrants included in such units being referred to collectively as the "Underlying Placement Agent Warrants") to purchase, at an exercise price of $0.60 per share, one additional share of Common Stock (the shares of Common Stock issuable upon exercise of the Underlying Placement Agent Warrants being referred to collectively as the "Underlying Placement Agent Shares");

                  (vii)    a form of the Underlying Placement Agent Warrants;

                  (viii) a copy of the letter agreement dated October 17, 2001 (the "Goldpac Warrant Agreement") between the Registrant and Goldpac Investment Partners, Ltd. governing the issuance and sale of a warrant (the "Goldpac Warrant") to purchase, at an exercise price of $.50 per share, up to 140,000 shares of Common Stock (the shares issuable pursuant to the Goldpac Warrant Agreement and Goldpac Warrant being referred to collectively as the "Goldpac Warrant Shares");

                  (ix)     the Goldpac Warrant;

                  (x) a copy of the letter agreement dated November 5, 2001 (the "Equity Communications Agreement") between Registrant and Equity Communications LLC covering the issuance and sale of 50,000 shares of Common Stock (collectively, the "Equity Communications Shares");

                  (xi) a copy of the Settlement Agreement dated January 25, 2002 between the Registrant and Walter C. Stearns and certain others (the "Settlement Agreement") covering the issuance of warrants (collectively, the "Stearns Replacement Warrants") to purchase, at an exercise price of $0.01 per share, up to 6,325,821 shares of Common Stock (the "Stearns Warrant Shares");

                  (xii)    a form of the Stearns Replacement Warrants;

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Celsion Corporation
March 7, 2002
Page 3



                  (xiii) certain resolutions of the Board of Directors of the Registrant (the "Board"), certified by an officer of the Registrant, relating to, among other things, (a) the issuance of the Private Placement Shares, the Private Placement Warrants, the Private Placement Warrant Shares, the Placement Agent Warrants, the Placement Agent Shares, the Underlying Placement Agent Warrants, the Underlying Placement Agent Shares, the Goldpac Warrant, the Goldpac Warrant Shares, the Equity Communications Shares, the Stearns Replacement Warrants and the Stearns Warrant Shares and (b) the approval of the Registration Statement, the Subscription Agreement, the Goldpac Warrant Agreement, the Equity Communications Agreement, the Settlement Agreement and the transactions contemplated thereby.

                  (xiv) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company; and

                  (xv) a certificate of an officer of the Registrant, dated the date hereof, as to certain matters (the "Officer's Certificate").

                  The Private Placement Warrants, the Placement Agent Warrants, the Underlying Placement Agent Warrants, the Goldpac Warrant and the Stearns Replacement Warrants are sometimes collectively referred to herein as the "Warrants." The Private Placement Warrant Shares, the Placement Agent Shares, the Underlying Placement Agent Shares, the Goldpac Warrant Shares and the Stearns Warrant Shares are sometimes collectively referred to herein as the "Underlying Warrant Shares."

                  With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing any of the documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) that the copies of the documents furnished for our review conform to the originals thereof; and (d) that the copies of the documents submitted to us for our review have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

                  In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have, with your consent, assumed the following matters:



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Celsion Corporation
March 7, 2002
Page 4


                  (1) that (i) each of the Subscription Agreements conforms in all material respect to the form of Subscription Agreement furnished for our review, (ii) each of the Private Placement Warrants conforms in all material respect to the form of the Private Placement Warrant furnished for our review,
(iii) each of the Placement Agent Warrants conforms in all material respect to the form of Placement Agent Warrant furnished for our review, (iv) each of the Underlying Placement Agent Warrants conform in all material respect to the form of Underlying Placement Warrant furnished for our review and (v) each form of Stearns Replacement Warrants conform in all material respect to the form of Stearns Replacement Warrant furnished for our review;

                  (2) that each of the Subscription Agreements, the Warrants, the Goldpac Warrant Agreement, the Equity Communications Agreement and the Settlement Agreement has been duly authorized, executed and delivered by each of the parties thereto;

                  (3) that the Registrant has received or will receive, immediately prior to the time of issuance of the Private Placement Shares, the Warrants, the Underlying Warrant Shares and the Equity Communications Shares, as applicable, the entire amount of the consideration contemplated by (i) the Warrants and Equity Communications Agreement, as applicable, and (ii) the resolutions of the Board (a) authorizing the issuance of the Private Placement Shares, the Warrants, the Underlying Warrant Shares and the Equity Communication Shares and (b) approving the Equity Communications Agreement and the Settlement Agreement;

                  (4) that the Registrant has at all times relevant to our opinion as expressed herein sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of Underlying Warrant Shares, Equity Communications Shares and Private Placement Shares;

                  (5) that the relevant provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (the "General Corporation Law") in effect at the time of issuance of any of the Underlying Warrant Shares, the Equity Communications Shares and the Private Placement Shares did not or will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof;


                  (6) that stock certificates (the "Stock Certificates") representing the Common Stock, in the form attached as Exhibit D to the Officer's Certificate, have been or will be duly completed, executed and delivered by the President and the Secretary of the Registrant to reflect the issuances of the Underlying Warrant Shares, the Equity Communications Shares and the Private Placement Shares;



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Celsion Corporation
March 7, 2002
Page 5


                  (7) that no Underlying Warrant Share shall be issued upon exercise of any Warrant if the exercise price for such Warrant is less than the par value of such Underlying Warrant Share;

                  (8) that the issuances of the Private Placement Shares, the Underlying Warrant Shares and the Equity Communications Shares have been or will be recorded in the stock ledger of the Registrant at the time of such issuance; and

                  (9) that the Equity Communications Shares were issued in accordance with the terms of the Equity Communications Agreement.

                  Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinion as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that (i) the Registration Shares have been duly authorized, (ii) that the Private Placement Shares and the Equity Communications Shares have been validly issued and are fully paid and nonassessable and (iii) that, when issued, delivered and paid for in accordance with the terms of the Warrants, the Settlement Agreement, or the Goldpac Warrant Agreement as the case may be, the Underlying Warrant Shares will be validly issued, fully paid and nonassessable.

                  We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the laws of the State of Delaware currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. Section 7301 et seq., or any rules or regulations promulgated thereunder.

                  The foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose. Notwithstanding the foregoing, we hereby consent to the use of and filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission and to the use of our name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.




                                          Very truly yours,

                                          /s/ Richards, Layton & Finger, P.A.

MG/BVF